As filed with the Securities and Exchange Commission on October 23, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Yahoo! Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware		77-0398689
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
701 First Avenue Sunnyvale, California 94089

(Address, Including  Zip Code, of Registrant’s Principal Executive Offices)

Overture Services, Inc. 1998 Stock Plan

Cadabra, Inc. 1998 Stock Option Plan

(Full Title of the Plan)

Susan Decker

Executive Vice President, Finance and Administration

Chief Financial Officer

Yahoo! Inc.

701 First Avenue

Sunnyvale, California 94089

408-349-3300

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael Callahan, Esq. General Counsel Yahoo! Inc. 701 First Avenue Sunnyvale, California 94089 (408) 349-3300	Kenton J. King, Esq. Celeste E. Greene, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1100 Palo Alto, California 94301 (650) 470-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Overture Services, Inc. 1998 Stock Plan Common Stock, $0.001 par value (3)	9,559,403
Cadabra, Inc. 1998 Stock Option Plan Common Stock, $0.001 par value (3)	3,545
TOTAL	9,562,948	$42.025	$401,882,889.70	$32,512.33

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of Common Stock of Yahoo! Inc. as reported on the Nasdaq National Market on October 16, 2003.

(3) Including the associated Preferred Stock Purchase Rights.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.            Plan Information*

Item 2.            Registrant Information and Employee Plan Annual Information*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference

This Registration Statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the “Commission”) by the Registrant:

1.                                       The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 21, 2003.

2.                                       The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2003, filed on May 15, 2003, and the quarter ended June 30, 2003, filed on August 1, 2003.

3.                                       The Registrant’s Current Reports on Form 8-K filed on January 16, 2003, February 13, 2003, April 7, 2003, April 9, 2003, April 10, 2003, April 18, 2003, May 30, 2003, July 9, 2003, July 17, 2003, September 3, 2003 and October 8, 2003.

4.                                       The Registrant’s Current Reports on Form 8-K, as amended, filed on January 8, 2003, March 24, 2003, May 27, 2003, August 8, 2003 and October 10, 2003.

5.                                       The description of the Registrant’s common stock set forth in its Registration Statement on Form 8-A, filed on March 12, 1996, as updated by the Registrant’s Current Report on Form 8-K, filed on August 11, 2000.

6.                                       The description of the Registrant’s preferred stock purchase rights described in the Registrant’s Registration Statement on Form 8-A, filed on March 19, 2001.

All other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-

registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.            Description of Securities

                Not Applicable.

Item 5.            Interests of Named Experts and Counsel

                Not Applicable.

Item 6.            Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article XII of our amended and restated certificate of incorporation and Article VI of our bylaws authorize indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

We have entered into agreements with our directors and certain officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. We maintain liability insurance for the benefit of our officers and directors.

The above discussion of the DGCL and of our amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statute, amended and restated certificate of incorporation, bylaws and indemnification agreements.

Item 7.            Exemption From Registration Claimed

                Not Applicable.

Item 8.            Exhibits

Exhibit No.	Description

4.1*	Overture Services, Inc. 1998 Stock Plan. Incorporated by reference from Exhibit 10.1 of the Registration Statement on Form S-8 (#333-58410) filed by Overture Services, Inc. on April 6, 2001.

4.2*	Cadabra, Inc. 1998 Stock Option Plan. Incorporated by reference from Exhibit 4.1 of the Registration Statement on Form S-8 (#333-30062) filed by Overture Services, Inc. on February 10, 2000.

4.3*

Amended and Restated Certificate of Incorporation of Yahoo! Inc.  Incorporated by reference from Exhibit 3.1 of the Quarterly Report on Form 10-Q for the period ended June 30, 2000 as filed by the Registrant on July 28, 2000.

4.4*	Amended Bylaws of Yahoo! Inc. Incorporated by reference from Exhibit 4.9 to the Form S-8 filed by the Registrant on March 5, 2002.

4.5*

Rights Agreement, dated as of March 15, 2001, by and among, the Registrant, and EquiServe Trust Company, N.A., as Rights Agent, including the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.  Incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on March 19, 2001.

4.6*

Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant.  Incorporated by reference from Exhibit 4.8 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed by the Registrant on May 4, 2001.

5.1	Opinion of Skadden, Arps, Slate, Meagher and Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher and Flom LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent accountants of Yahoo! Inc.

23.3	Consent of PricewaterhouseCoopers LLP, independent accountants of Inktomi Corporation.

23.4	Consent of Ernst & Young LLP, independent accountants of Overture Services, Inc.

23.5	Consent of KPMG LLP, independent accountants of AltaVista Company.

23.6	Consent of Deloitte & Touche AS, independent accountants of the Internet Business Unit of Fast Search & Transfer ASA.

24.1	Power of Attorney (included on Signature page hereto).

*              Not filed herewith; previously filed as noted.

Item 9.            Undertakings

The undersigned Registrant hereby undertakes:

(1)       to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)       that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 22nd day of October 2003.

YAHOO! INC.

By:	/s/ SUSAN DECKER
Susan Decker
Executive Vice President,
Finance and Administration and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry Semel and Susan Decker, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TERRY SEMEL	Chairman of the Board and Chief Executive Officer	October 22, 2003
Terry Semel	(Principal Executive Officer)

/s/ SUSAN DECKER	Executive Vice President, Finance and Administration	October 22, 2003
Susan Decker	and Chief Financial Officer (Principal Financial Officer)

/s/ PATRICIA CUTHBERT	Vice President and Corporate Controller	October 22, 2003
Patricia Cuthbert	(Principal Accounting Officer)

/s/ ROY BOSTOCK	Director	October 21, 2003
Roy Bostock

/s/ RONALD BURKLE	Director	October 22, 2003
Ronald Burkle

/s/ ERIC HIPPEAU	Director	October 22, 2003
Eric Hippeau

/s/ ARTHUR KERN	Director	October 22, 2003
Arthur Kern

/s/ ROBERT KOTICK	Director	October 22, 2003
Robert Kotick

/s/ EDWARD KOZEL	Director	October 22, 2003
Edward Kozel

/s/ GARY WILSON	Director	October 22, 2003
Gary Wilson

/s/ JERRY YANG	Director	October 22, 2003
Jerry Yang

Exhibit Index

Exhibit No.	Description
4.1*	Overture Services, Inc. 1998 Stock Plan. Incorporated by reference from Exhibit 10.1 of the Registration Statement on Form S-8 (#333-58410) filed by Overture Services, Inc. on April 6, 2001.

4.2*	Cadabra, Inc. 1998 Stock Option Plan. Incorporated by reference from Exhibit 4.1 of the Registration Statement on Form S-8 (#333-30062) filed by Overture Services, Inc. on February 10, 2000.

4.3*

Amended and Restated Certificate of Incorporation of Yahoo! Inc.  Incorporated by reference from Exhibit 3.1 of the Quarterly Report on Form 10-Q for the period ended June 30, 2000 as filed by the Registrant on July 28, 2000.

4.4*	Amended Bylaws of Yahoo! Inc. Incorporated by reference from Exhibit 4.9 to the Form S-8 filed by the Registrant on March 5, 2002.

4.5*

Rights Agreement, dated as of March 15, 2001, by and among, the Registrant, and EquiServe Trust Company, N.A., as Rights Agent, including the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.  Incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on March 19, 2001.

4.6*

Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant.  Incorporated by reference from Exhibit 4.8 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed by the Registrant on May 4, 2001.

5.1	Opinion of Skadden, Arps, Slate, Meagher and Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher and Flom LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent accountants of Yahoo! Inc.

23.3	Consent of PricewaterhouseCoopers LLP, independent accountants of Inktomi Corporation.

23.4	Consent of Ernst & Young LLP, independent accountants of Overture Services, Inc.

23.5	Consent of KPMG LLP, independent accountants of AltaVista Company.

23.6	Consent of Deloitte & Touche AS, independent accountants of the Internet Business Unit of Fast Search & Transfer ASA.

24.1	Power of Attorney (included on Signature page hereto).

*              Not filed herewith; previously filed as noted.